EXHIBIT 23.2
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                        [Atkinson & Co., Ltd. letterhead]




                       Consent of Independent Accountants



Board of Directors
GFSB Bancorp, Inc.

We consent to incorporation by reference in the registration statement (No. 33-07131) on Form S-8 of GFSB Bancorp, Inc. of our report dated August 11, 1997, relating to the consolidated statements of earnings, changes in stockholders' equity and cash flows for the year ending June 30, 1997, for GFSB Bancorp, Inc. which report appears in the June 30, 1998 annual report on Form 10-KSB of GFSB Bancorp, Inc.



                                            /s/ Atkinson & Co., Ltd.


September 28, 1998
Albuquerque, New Mexico